Exhibit 99.1

CONTACTS:
(Media):	Bill Mintz	(713/296-7276)
	David Higgins	(713/296-6690)

(Investor):	Robert Dye	(713/296-6662)

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE REPORTS 2008 FINANCIAL AND OPERATING RESULTS
     Houston, Feb. 19, 2009 — Apache Corporation (NYSE, Nasdaq: APA) today reported net income of $706 million or $2.09 per diluted common share for the year ended Dec. 31, 2008. Apache’s results include a $3.6-billion non-cash, after-tax reduction in the carrying value of its oil and gas properties stemming from significantly lower commodity prices at year-end 2008.
     Apache’s 2008 adjusted earnings,* which exclude the write-down and certain other items that impact the comparability of operating results, totaled $3.8 billion, or $11.22 per share. In 2007, Apache reported net income of $2.8 billion or $8.39 per share and adjusted earnings of $2.9 billion or $8.66 per share.
     In the fourth quarter, Apache reported a net loss of $2.9 billion, or $8.80 per common share, also reflecting the $3.6-billion non-cash, after-tax charge. Apache’s fourth-quarter adjusted earnings totaled $276 million, or 82 cents per share. In the prior-year period, Apache reported net income of $1.07 billion, or $3.19 per share and adjusted earnings of $1 billion or $2.92 per share.
     Cash from operations before changes in operating assets and liabilities* totaled $7.4 billion, up from $6.2 billion in 2007. Fourth-quarter cash from operations totaled $1.1 billion, down from $1.9 billion from the year-earlier period.
     “Certainly, the magnitude of the write-down is large; however, considering oil prices have collapsed from a peak of more than $140 per barrel for West Texas Intermediate at mid-year to less than $45 per barrel at year-end, it was not unexpected,” said G. Steven Farris, chairman and chief executive officer. “This is a non-cash event that we expect will have no impact on our operations or financial flexibility.”

     “The important news going forward is that Apache exited 2008 with a debt-to-capitalization ratio of 23 percent, more than $1.5 billion in available cash and short-term investments, and $2.3 billion in available credit facilities,” Farris said. “With a number of development projects coming on line in the first half of 2009, we are projecting production growth of 6 to 14 percent in 2009, depending on capital availability. We are striving to keep our discretionary spending in line with 2009 cash flow to retain our financial flexibility.”
     In 2008, production declined 5 percent to 534,000 barrels of oil equivalent per day as a result of the June 3 pipeline explosion and fire at Apache’s Varanus Island hub offshore Western Australia as well as the impact of two hurricanes in the Gulf of Mexico. Had those events not occurred, 2008 production would have increased 2 percent.
     Apache produced 1.6 billion cubic feet (Bcf) of natural gas and 265,000 barrels of liquid hydrocarbons per day in 2008, compared with 1.8 Bcf and 262,000 barrels per day in 2007. In the fourth quarter, Apache produced 1.5 Bcf of gas per day and 262,000 barrels of liquid hydrocarbons per day.
     Varanus Island production is expected to be near pre-incident levels in the first quarter, but significant production volumes remain off-line in the Gulf because repairs of third-party pipelines have not been completed.
     Apache replaced 122 percent of production in 2008, including 118 percent through drilling. However, 2008 proved reserves declined 2 percent to 2.4 billion barrels of oil equivalent as a result of a 2.6-percent negative reserve revision associated with low commodity prices at year-end. Absent the revisions, Apache would have recorded its 23rd consecutive year of reserve growth.
     Nearly all of the reserve revisions were in fields located in North America, including U.S. oil fields with long-lived reserves, fields subject to the Alberta government’s new royalty scheme, and high-cost shallow gas fields in Canada. The negative revisions in North America were partially offset by increased reserves from drilling in Egypt.

     Apache’s current 2009 exploration and development budget of $3.5 billion to $4 billion is based on cash-flow estimates that are predicated on benchmark prices of $4.50 per thousand cubic feet of gas and $40 per barrel of oil.
     “If the current downward trend in commodity prices continues, we may scale back spending even more, and our production growth likely will land in the bottom half of our projected range,” Farris said.
     Strong production growth from several development projects is expected to more than offset generally declining production in North America that will be the result of lower capital spending.
•	In Egypt, two additional gas processing trains began producing at the end of 2008 after several years of investment. The processing trains are expected to ramp up to net production of 100 million cubic feet (MMcf) and 5,000 barrels of condensate.

•	In Australia, the 20,000-barrels-per-day (net) Van Gogh development remains on schedule with first production expected in the second quarter. The Pyrenees development remains on track for a first-quarter 2010 start-up with an additional 20,000 barrels per day (net).

•	In the Gulf of Mexico, the Geauxpher field, a large gas discovery at Garden Banks 462, is projected to commence production in May at a net rate of 50 MMcf per day.

•	In Canada, Apache completed seven horizontal wells at the Ootla shale gas play in the Horn River Basin during 2008. The last completed well utilized a 10-stage fracture stimulation and had gross estimated reserves of 7.4 Bcf. Apache plans to continue to develop the optimum strategy for Ootla well completions in 2009.
     “Apache entered this downturn with a low debt-to-capitalization ratio and nearly $4 billion in financial resources, providing us with significant staying power in an uncertain environment,” Farris said. “Right now, the most important thing is to protect our balance sheet by not outspending our operating cash flow.
     “We’ve been through ‘down’ cycles before. Although these periods are painful, they ultimately present excellent acquisition opportunities,” Farris said. “We are well-positioned entering 2009, with projected production growth and ample liquidity to pursue transactions. I expect Apache will emerge an even stronger company when the cycle turns.”
Full-cost ceiling test
     Apache uses the full-cost method of accounting. The company is required to perform a calculation that establishes a ceiling on the carrying costs of its oil and gas properties in each country at the end of each quarter. The ceiling is the calculated present value of estimated future net cash flows from proved oil and gas reserves, using a 10-percent discount rate, plus the lower of the cost or fair value of unproved properties, net of related tax effects. The rules generally require pricing future production at oil and gas prices in effect at the end of the quarter. If the ceiling is exceeded, a non-cash write-down is required. The calculation does not allow for consideration of possible or probable reserves or expected future trends in commodity prices or drilling and service costs.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, updates and investor information, in addition to copies of all press releases, on its Web site, www.apachecorp.com.
     *Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below.
-end-
     NOTE: Apache will conduct a conference call to discuss its fourth-quarter and full-year 2008 results at 1 p.m. Central Time on Thursday, Feb. 19. The call will be webcast from Apache’s Web site, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Feb. 19. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 1248797.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

REVENUES AND OTHER:
Oil and gas production revenues	$1,876,890	$2,996,290	$12,327,839	$9,961,982
Other	60,044	23,085	61,911	37,770

	1,936,934	3,019,375	12,389,750	9,999,752

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	667,393	624,975	2,516,437	2,347,791
Additional	5,333,821	—	5,333,821	—
Asset retirement obligation accretion	24,202	23,804	101,348	96,438
Lease operating expenses	520,083	454,553	1,909,625	1,652,855
Gathering and transportation	33,373	36,822	156,491	137,407
Taxes other than income	139,401	204,425	984,807	597,647
General and administrative	69,938	75,000	288,794	275,065
Financing costs, net	49,441	54,149	166,035	219,937

	6,837,652	1,473,728	11,457,358	5,327,140

INCOME BEFORE INCOME TAXES	(4,900,718)	1,545,647	932,392	4,672,612
Current income tax provision	(39,259)	286,270	1,456,382	970,728
Deferred income tax provision	(1,915,846)	186,854	(1,235,944)	889,526

NET INCOME	(2,945,613)	1,072,523	711,954	2,812,358
Preferred stock dividends	1,420	1,420	5,680	5,680

INCOME ATTRIBUTABLE TO COMMON STOCK	$(2,947,033)	$1,071,103	$706,274	$2,806,678

NET INCOME PER COMMON SHARE:
Basic	$(8.80)	$3.22	$2.11	$8.45

Diluted	$(8.80)	$3.19	$2.09	$8.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	334,967	333,049	334,351	332,192

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

COSTS INCURRED: (1)
North America exploration and development	$912,016	$653,768	$3,417,275	$2,683,070
International exploration and development	663,119	601,543	2,595,376	2,027,167

	$1,575,135	$1,255,311	$6,012,651	$4,710,237

Oil and gas property acquisitions	$—	$—	$149,517	$1,050,018

(1) Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$19,823	$15,400	$73,553	$69,457
Asset retirement costs	$163,519	$284,171	$513,891	$439,368

	December 31,	December 31,
	2008	2007

BALANCE SHEET DATA:
Cash and Cash Equivalents	$1,181,450	$125,823
Other Current Assets (2)	3,269,524	2,626,428
Property and Equipment, net	23,958,517	25,231,593
Restricted Cash	13,880	—
Goodwill	189,252	189,252
Other Assets	573,862	461,555

Total Assets	$29,186,485	$28,634,651

Current Liabilities	$2,615,228	$2,665,016
Long-Term Debt	4,808,975	4,011,605
Deferred Credits and Other Noncurrent Liabilities	5,253,561	6,580,051
Shareholders’ Equity	16,508,721	15,377,979

Total Liabilities and Shareholders’ Equity	$29,186,485	$28,634,651

Common shares outstanding at end of period	334,710	332,927

(2)	Includes $792 million of six-month Treasury Bills maturing April 2, 2009.

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
FINANCIAL DATA (In thousands, except per share data):
Revenues and other	$1,936,934	$3,019,375	$12,389,750	$9,999,752

Income Attributable to Common Stock	$(2,947,033)	$1,071,103	$706,274	$2,806,678

Basic Net Income Per Common Share	$(8.80)	$3.22	$2.11	$8.45

Diluted Net Income Per Common Share	$(8.80)	$3.19	$2.09	$8.39

Weighted Average Common Shares Outstanding	334,967	333,049	334,351	332,192

Diluted Shares Outstanding	334,967	335,780	337,191	334,596

PRODUCTION AND PRICING DATA:
OIL VOLUME — Barrels per day
United States	78,406	99,953	89,797	90,759
Canada	16,877	18,511	17,154	18,756
Egypt	74,705	62,266	66,753	60,735
Australia	8,140	12,207	8,249	13,778
North Sea	61,740	56,777	59,494	53,632
Argentina	12,610	11,957	12,409	11,440

Total	252,478	261,671	253,856	249,100

AVERAGE OIL PRICE PER BARREL
United States	$56.03	$78.78	$83.70	$66.48
Canada	49.18	82.02	93.53	68.29
Egypt	43.74	89.77	91.37	72.51
Australia	30.89	102.35	91.78	79.79
North Sea	55.17	86.67	95.76	70.93
Argentina	51.47	47.32	49.46	45.99
Total	50.69	83.00	87.80	68.84

NATURAL GAS VOLUME — Mcf per day
United States	582,629	772,789	679,876	769,596
Canada	343,489	393,847	352,731	388,211
Egypt	290,292	243,226	263,711	240,777
Australia	117,387	193,998	123,003	194,928
North Sea	2,737	2,175	2,637	1,933
Argentina	202,782	193,128	195,651	200,903

Total	1,539,316	1,799,163	1,617,609	1,796,348

AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.01	$7.29	$8.86	$7.04
Canada	5.84	6.42	7.94	6.30
Egypt	4.13	5.13	5.25	4.60
Australia	1.86	2.07	2.10	1.89
North Sea	10.02	20.66	18.78	15.03
Argentina	1.85	1.60	1.61	1.17
Total	4.76	5.65	6.70	5.34

NGL VOLUME — Barrels per day
United States	4,052	7,778	5,986	7,702
Canada	2,165	2,383	2,076	2,246
Argentina	2,914	2,953	2,887	2,800

Total	9,131	13,114	10,949	12,748

AVERAGE NGL PRICE PER BARREL
United States	$29.99	$55.79	$58.62	$45.24
Canada	23.18	50.14	49.33	40.55
Argentina	34.96	45.25	37.83	37.78
Total	29.96	52.39	51.38	42.78

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of operating results. The following provides the reasons adjusted earnings is a meaningful measure:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007

Income Attributable to Common Stock (GAAP)	$(2,947,033)	$1,071,103	$706,274	$2,806,678

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	(272,206)	46,469	(397,454)	232,301
Canadian Federal tax rate reductions	—	(135,429)	—	(145,503)
Additional depletion, net of tax	3,647,745		3,647,745
Out-of-period tax adjustments	(152,170)	—	(173,795)	4,872

Adjusted Earnings (Non-GAAP)	$276,336	$982,143	$3,782,770	$2,898,348

Adjusted Earnings Per Share (Non-GAAP)
Basic	$0.82	$2.95	$11.31	$8.72

Diluted	$0.82	$2.92	$11.22	$8.66

Average Number of Common Shares
Basic	334,967	333,049	334,351	332,192

Diluted	336,986	335,780	337,191	334,596

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Net cash provided by operating activities	$1,036,776	$1,799,961	$7,065,344	$5,677,433
Changes in operating assets and liabilities	52,230	117,660	311,676	517,647

Cash from operations before changes in operating assets and liabilities	$1,089,006	$1,917,621	$7,377,020	$6,195,080

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2008
OIL (Mbbl)

	Central	Gulf Coast	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2007	371,299	180,315	551,615	177,955	94,608	76,729	204,717	28,086	1,133,710
Extensions	25,077	12,935	38,012	5,623	28,965	4,401	9,288	9,260	95,549
Purchases	506	1,412	1,918	7	—	—	—	—	1,925
Revisions	(29,085)	(2,457)	(31,542)	(18,786)	15,264	(1,576)	(4,314)	30	(40,924)
Production	(14,741)	(20,316)	(35,057)	(7,038)	(24,431)	(3,019)	(21,776)	(5,597)	(96,918)
Sales	(5,219)	(4,963)	(10,182)	(2,016)	—	—	—	—	(12,198)

Balance — Dec 31, 2008	347,837	166,926	514,764	155,745	114,406	76,535	187,915	31,779	1,081,144

GAS (Mmcf)

	Central	Gulf Coast	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2007	1,590,351	1,108,697	2,699,048	2,333,528	1,182,883	1,147,494	6,304	503,460	7,872,717
Extensions	173,272	73,828	247,100	192,974	109,488	151,308	362	114,851	816,083
Purchases	21,844	5,707	27,551	1,757	—	—	—	—	29,308
Revisions	(139,269)	(36,565)	(175,834)	(134,563)	175,125	(238)	(116)	(330)	(135,956)
Production	(111,756)	(137,079)	(248,835)	(129,099)	(96,518)	(45,019)	(965)	(71,608)	(592,044)
Sales	(4,642)	(7,206)	(11,848)	(61,235)	—	—	—	—	(73,083)

Balance — Dec 31, 2008	1,529,800	1,007,382	2,537,182	2,203,362	1,370,978	1,253,545	5,585	546,373	7,917,025

TOTAL BOE (Mboe)

	Central	Gulf Coast	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2007	636,357	365,097	1,001,454	566,878	291,756	267,978	205,767	111,996	2,445,829
Extensions	53,956	25,240	79,196	37,785	47,212	29,619	9,348	28,402	231,562
Purchases	4,147	2,363	6,510	300	—	—	—	—	6,810
Revisions	(52,297)	(8,551)	(60,848)	(41,213)	44,451	(1,616)	(4,332)	(25)	(63,583)
Production	(33,366)	(43,162)	(76,527)	(28,556)	(40,517)	(10,522)	(21,937)	(17,532)	(195,591)
Sales	(5,993)	(6,164)	(12,157)	(12,222)	—	—	—	—	(24,379)

Balance — Dec 31, 2008	602,804	334,823	937,628	522,972	342,902	285,459	188,846	122,841	2,400,648

Net Change (Growth)	(33,553)	(30,274)	(63,826)	(43,906)	51,146	17,481	(16,921)	10,845	(45,181)

Ending Reserves %	25.1%	14.0%	39.1%	21.8%	14.3%	11.9%	7.9%	5.1%	100.0%

2008 Production %	17.1%	22.1%	39.1%	14.6%	20.7%	5.4%	11.2%	9.0%	100.0%

Production (BOE)
Oil	44.2%	47.1%	45.8%	24.6%	60.3%	28.7%	99.3%	31.9%	49.6%
Gas	55.8%	52.9%	54.2%	75.3%	39.7%	71.3%	0.7%	68.1%	50.4%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

APACHE CORPORATION
OIL & GAS RESERVES AND COSTS INCURRED
For the Year Ended December 31, 2008
Reserve Additions (BOE’s)

	Central	Gulf Coast	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Extensions	53,956	25,240	79,196	37,785	47,212	29,619	9,348	28,402	—	231,562
Revisions	(52,297)	(8,551)	(60,848)	(41,213)	44,451	(1,616)	(4,332)	(25)	—	(63,583)
Purchases	4,147	2,363	6,510	300	—	—	—	—	—	6,810

Total Adds	5,806	19,052	24,858	(3,128)	91,663	28,003	5,016	28,377	—	174,789

Costs Incurred

	Central	Gulf Coast	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Exploration & Development	824,598	1,758,331	2,582,929	834,346	860,448	881,570	471,759	354,142	27,457	6,012,651
Acquisitions	132,394	12,685	145,079	4,938	—	(500)	—	—	—	149,517

Total	956,992	1,771,016	2,728,008	839,284	860,448	881,070	471,759	354,142	27,457	6,162,168

Included in the costs incurred are the following:
Capitalized Interest	8,350	11,917	20,267	12,313	7,646	8,636	703	23,988	—	73,553
Asset Retirement Cost	14,959	364,230	379,189	116,967	—	(6,746)	11,817	12,664	—	513,891